Exhibit 35.1
Servicer Compliance Statement
     The undersigned, a duly authorized officer of Sallie Mae, Inc., the Servicer and Administrator for the trusts listed on Appendix A hereto (the “Trusts”), does hereby certify that:
     (a)   This certificate is delivered pursuant to Item 1123 of Regulation AB.
     (b)   A review of the servicing activities of the Servicer and the Administrator as of December 31, 2010 and for the period January 1, 2010 through December 31, 2010 (the “Reporting Period”) and their performance under the applicable servicing and administration agreements for each of the Trusts has been made under my supervision; and
     (c)   To the best of my knowledge, based on such review, the Servicer and the Administrator have fulfilled all of their obligations under the applicable servicing and administration agreements for each of the Trusts in all material respects through the Reporting Period.
/s/jonathan c. clark
Jonathan C. Clark
Executive Vice President and
Chief Financial Officer
Sallie Mae, Inc.
March 23, 2011

Appendix A

Trust Name:	Date of Issuance:

SLM Student Loan Trust 2006-1	January 26, 2006

SLM Student Loan Trust 2006-2	February 23, 2006

SLM Student Loan Trust 2006-3	March 9, 2006

SLM Student Loan Trust 2006-4	April 20, 2006

SLM Student Loan Trust 2006-5	June 21, 2006

SLM Student Loan Trust 2006-6	July 20, 2006

SLM Student Loan Trust 2006-7	August 10, 2006

SLM Student Loan Trust 2006-8	September 14, 2006

SLM Student Loan Trust 2006-9	October 12, 2006

SLM Student Loan Trust 2006-10	November 30, 2006

SLM Private Credit Student Loan Trust 2006-A	April 6, 2006

SLM Private Credit Student Loan Trust 2006-B	June 8, 2006

SLM Private Credit Student Loan Trust 2006-C	September 28, 2006

SLM Student Loan Trust 2007-1	January 25, 2007

SLM Student Loan Trust 2007-2	February 22, 2007

SLM Student Loan Trust 2007-3	March 15, 2007

SLM Student Loan Trust 2007-4	April 5, 2007

SLM Student Loan Trust 2007-5	July 19, 2007

SLM Student Loan Trust 2007-6	October 23, 2007

SLM Student Loan Trust 2007-7	November 8, 2007

SLM Student Loan Trust 2007-8	December 6, 2007

SLM Private Credit Student Loan Trust 2007-A	March 29, 2007

SLM Student Loan Trust 2008-1	January 17, 2008

SLM Student Loan Trust 2008-2	February 7, 2008

SLM Student Loan Trust 2008-3	February 28, 2008

SLM Student Loan Trust 2008-4	April 17, 2008

Nelnet Student Loan Trust 2008-3	April 24, 2008

SLM Student Loan Trust 2008-5	April 30, 2008

SLM Student Loan Trust 2008-6	June 12, 2008

SLM Student Loan Trust 2008-7	July 2, 2008

SLM Student Loan Trust 2008-8	August 5, 2008

SLM Student Loan Trust 2008-9	August 28, 2008

SLM Student Loan Trust 2009-1	April 9, 2009

SLM Student Loan Trust 2009-2	April 21, 2009

SLM Student Loan Trust 2010-1	April 15, 2010

SLM Student Loan Trust 2010-2	August 26, 2010